Exhibit 99.1

Avnet Reports Second Quarter Fiscal 2019 Financial Results

Quarterly sales grew 12% year over year to $5.05 billion;

GAAP diluted EPS of $0.33 decreased 30%; Adjusted diluted EPS of $1.04 rose 33%

PHOENIX - January 24, 2019 - Avnet, Inc. (Nasdaq:AVT) today announced results for the second quarter ended December 29, 2018.

Second Quarter Key Financial Highlights

•	Sales rose 11.7% year over year (13.1% in constant currency) to $5.05 billion
•	GAAP diluted EPS from continuing operations decreased 30% year over year to $0.33
o	Non-GAAP adjusted diluted EPS rose 33% year over year to $1.04
o	Foreign exchange rates negatively impacted adjusted diluted EPS by $0.02
•	GAAP operating income rose 18% year over year to $96.1 million
o	Adjusted operating income rose 28% year over year to $178.8 million
•	GAAP operating income margin was 1.9%, up from 1.8% a year ago
o	Adjusted operating income margin was 3.5%, up from 3.1% a year ago
•	Returned $197 million to shareholders with $175 million of share repurchases and dividends of $22 million

CEO Commentary

“Our second quarter results demonstrate the tremendous progress we are making in transforming Avnet into a global technology solutions company,” said Avnet CEO Bill Amelio. “Even with the current uncertainties in Asia, Avnet posted strong gains in revenue and profitability compared to a year ago. Our unique ecosystem approach is really starting to pay off with our suppliers and customers. With the addition of Softweb Solutions, we now have the software and hardware to deliver an end-to-end IoT capability that can lower costs, speed time to market, and reduce complexity for our customers.”

Key Financial Metrics

($ in millions, except per share data)

Second Quarter Results (GAAP)(2)
	Dec – 18	Dec – 17	Change Y/Y		Sep – 18	Change Q/Q
Sales	$5,049.0	$4,521.6	11.7%		$5,089.9	(0.8)%
Operating Income	96.1	81.6	17.7%		146.8	(34.6)%
Operating Income Margin	1.9%	1.8%	9	bps	2.9%	(98)	bps
Diluted Earnings Per Share	$0.33	$0.47	(29.8)%		$0.72	(54.2)%
Second Quarter Results (Non-GAAP)(1)(2)
	Dec – 18	Dec – 17	Change Y/Y		Sep – 18	Change Q/Q
Sales	$5,049.0	$4,521.6	11.7%		$5,089.9	(0.8)%
Adjusted Operating Income	178.8	140.3	27.5%		182.5	(2.0)%
Adjusted Operating Income Margin	3.5%	3.1%	44	bps	3.6%	(5)	bps
Adjusted Diluted Earnings Per Share	$1.04	$0.78	33.3%		$1.03	1.0%
Segment and Geographical Mix(2)
	Dec – 18	Dec – 17	Change Y/Y		Sep – 18	Change Q/Q
Electronic Components (EC) Sales	$4,680.7	$4,163.5	12.4%		$4,710.8	(0.6)%
EC Operating Income Margin	3.4%	3.1%	27	bps	3.4%	(5)	bps
Premier Farnell (PF) Sales	$368.3	$358.1	2.8%		$379.1	(2.9)%
PF Operating Income Margin	10.8%	9.3%	142	bps	10.8%	0	bps
Americas Sales	$1,300.4	$1,210.2	7.5%		$1,271.8	2.3%
EMEA Sales	1,668.6	1,506.0	10.8%		1,714.9	(2.7)%
Asia Sales	2,080.0	1,805.4	15.2%		2,103.2	(1.1)%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.
(2)	Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during the first quarter of fiscal 2019.

CFO Commentary

“This quarter, we continued to execute broadly across our stated goals including accelerating the Americas, optimizing our cost structure and reducing share count,” stated Tom Liguori, Avnet Chief Financial Officer. “We delivered year-over-year, double-digit sales growth while reducing selling, general and administrative expenses by $12 million. Our diluted share count decreased by 10 million shares year over year or 8%. Our remaining buyback authorization stands at $440 million at the end of the quarter which we will utilize appropriately to signal our continued confidence in Avnet’s long-term outlook.”

Additional Second Quarter Fiscal 2019 Highlights and Key Developments

•

Expanded Avnet’s Internet of Things (IoT) capabilities with the acquisition of Softweb Solutions. The integration of Softweb’s best-of-breed artificial intelligence (AI) software for IoT applications, along with its data services and digital process capabilities, provides Avnet with rapid design, development, and deployment capabilities that can help customers increase efficiency, speed time to market and help their businesses transform.

•

Capitalized on the significance of electronica, a leading trade show for electronics, by building Avnet City. This was the first time Avnet used an industry event to bring together under one exhibit the expanse of Avnet’s end-to-end ecosystem. The well-received Avnet exhibit included community-oriented events hosted by Hackster.io and element14, and demonstrations highlighting the Company’s innovation capabilities, including robotics, AI and virtual reality.

•

Demonstrated at CES the depth and breadth of Avnet’s IoT R&D resources including its role as a lead partner for Microsoft Azure Sphere; the unveiling of Avnet’s SmartEdge Agile, which is ideal for developing machine learning applications such as predictive maintenance and remote monitoring; and Avnet’s SmartEdge Industrial IoT Gateway, which is designed for automation applications that require strong end-to-end security.

•	Generated $72 million of cash flow from continuing operations during the quarter.

•

Recorded restructuring, integration and other expenses of $62 million during the second quarter primarily for non-cash impairment and severance costs. These charges were incurred in connection with the continued transformation of our IT, distribution center and business operations including the re-prioritization of our IT initiatives and resources. Second quarter transformation projects are expected to deliver approximately $10 million in savings per quarter once fully implemented.

Awards and Notable Recognition Received During the Quarter

•	Received ROHM Semiconductor’s Global Distributor Award
•	Named Supplier of the Year by L3 Technologies for the second year in a row
•	Received Infineon’s Top Distributor Award in Asia and Greater China
•	Recognized by Micron with the Most Valuable Demand Creation Distributor Award in Asia
•	Received several TE Connectivity awards in China/Asia for Excellent Solution Design and Growth

Outlook for the Third Quarter of Fiscal 2019 Ending on March 30, 2019

	Guidance Range	Midpoint
Sales	$4.5B - $4.9B	$4.7B
Non-GAAP Diluted EPS(1)	$1.03 - $1.13	$1.08
Estimated Annual Tax Rate	19% - 23%	21%

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance excludes any additional acquisitions, any results of discontinued operations, amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments including certain impacts of the recent tax law changes in the U.S. The above guidance assumes 110 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q3 Fiscal
	2019	Q2 Fiscal	Q3 Fiscal
	Guidance	2019	2018
US to Euro	$1.14	$1.14	$1.23
US to GBP	$1.29	$1.29	$1.39

Today’s Conference Call and Webcast Details

Avnet will host a quarterly teleconference and webcast today at 2:30 p.m. MST/4:30 p.m. EST to discuss the financial results and provide a corporate update. To participate in the live call, dial 877-407-8112 or 201-689-8840. To access the slides, follow the webcast link below. The slides also can be accessed via Avnet’s Investor Relations web page at: www.ir.avnet.com. A replay of the conference call will be available for 30 days, through February 23 at 5:00 p.m. EST, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13685891. The live webcast can be accessed from the following link Avnet Earnings Call Webcast and Slides and will be available for 90 days.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining IT systems, supplier losses and changes to supplier programs, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or price discounts by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

Avnet is a global technology solutions provider with an extensive ecosystem delivering design, product, marketing and supply chain expertise for customers at every stage of the product lifecycle. We transform ideas into intelligent solutions, reducing the time, cost and complexities of bringing products to market. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.  (AVT_IR)

Investor Relations Contacts

Tom Liguori, CFO

Avnet

480-643-7550

or

Ina McGuinness

480-643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Media Relations

480-643-7499

maureen.oleary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
	(Thousands, except per share data)
Sales	$5,048,980	$4,521,636	$10,138,859	$9,182,578
Cost of sales	4,418,947	3,919,175	8,872,077	7,967,563
Gross profit	630,033	602,461	1,266,782	1,215,015
Selling, general and administrative expenses	471,723	484,082	946,868	985,674
Restructuring, integration and other expenses	62,260	36,762	77,048	83,156
Operating income	96,050	81,617	242,866	146,185
Other income, net	2,584	3,349	692	22,270
Interest and other financing expenses, net	(33,718)	(22,826)	(63,811)	(44,841)
Income from continuing operations before taxes	64,916	62,140	179,747	123,614
Income tax expense	28,141	5,346	59,443	8,638
Income from continuing operations, net of tax	36,775	56,794	120,304	114,976
Loss from discontinued operations, net of tax	(374)	(10,070)	(179)	(9,949)
Net income	$36,401	$46,724	$120,125	$105,027

Earnings (loss) per share - basic:
Continuing operations	$0.33	$0.47	$1.07	$0.94
Discontinued operations	0.00	(0.08)	(0.01)	(0.08)
Net income per share basic	$0.33	$0.39	$1.06	$0.86

Earnings (loss) per share - diluted:
Continuing operations	$0.33	$0.47	$1.06	$0.93
Discontinued operations	0.00	(0.08)	(0.01)	(0.08)
Net income per share diluted	$0.33	$0.39	$1.05	$0.85

Shares used to compute earnings per share:
Basic	110,332	120,400	112,796	121,543
Diluted	111,462	121,749	113,967	122,867
Cash dividends paid per common share	$0.20	$0.18	$0.40	$0.36

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 29,	June 30,
	2018	2018
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$482,166	$621,125
Receivables, net	3,445,807	3,641,139
Inventories	3,306,299	3,141,822
Prepaid and other current assets	156,451	206,513
Total current assets	7,390,723	7,610,599
Property, plant and equipment, net	462,914	522,909
Goodwill	1,010,568	980,872
Intangible assets, net	184,979	219,913
Other assets	185,515	262,552
Total assets	$9,234,699	$9,596,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,845	$165,380
Accounts payable	2,046,571	2,269,478
Accrued expenses and other	424,350	534,603
Total current liabilities	2,472,766	2,969,461
Long-term debt	1,961,467	1,489,219
Other liabilities	391,729	453,084
Total liabilities	4,825,962	4,911,764
Shareholders’ equity	4,408,737	4,685,081
Total liabilities and shareholders’ equity	$9,234,699	$9,596,845

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	December 29, 2018	December 30, 2017
	(Thousands)
Cash flows from operating activities:
Net income	$120,125	$105,027
Less: Loss from discontinued operations, net of tax	(179)	(9,949)
Income from continuing operations	120,304	114,976

Non-cash and other reconciling items:
Depreciation	48,124	77,510
Amortization	41,220	47,256
Deferred income taxes	44,857	(55,921)
Stock-based compensation	17,077	17,090
Other, net	77,437	22,386
Changes in (net of effects from businesses acquired and divested):
Receivables	193,520	108,459
Inventories	(209,582)	(410,361)
Accounts payable	(205,254)	75,342
Accrued expenses and other, net	(140,495)	(55,955)
Net cash flows used for operating activities - continuing operations	(12,792)	(59,218)
Net cash flows used for operating activities - discontinued operations	(56,284)	—
Net cash flows used for operating activities	(69,076)	(59,218)

Cash flows from financing activities:
Borrowings under accounts receivable securitization, net	366,000	78,000
Repayments under senior unsecured credit facility, net	(59,420)	(99,971)
Repayments under bank credit facilities and other debt, net	(595)	(27,381)
Repurchases of common stock	(335,404)	(135,458)
Dividends paid on common stock	(44,701)	(43,572)
Other, net	15,200	(1,214)
Net cash flows used for financing activities - continuing operations	(58,920)	(229,596)
Net cash flows used for financing activities	(58,920)	(229,596)

Cash flows from investing activities:
Purchases of property, plant and equipment	(70,186)	(67,397)
Acquisitions of businesses, net of cash acquired	(62,514)	(14,661)
Other, net	963	2,402
Net cash flows used for investing activities - continuing operations	(131,737)	(79,656)
Net cash flows provided by investing activities - discontinued operations	123,473	112,664
Net cash flows (used) provided by investing activities	(8,264)	33,008
Effect of currency exchange rate changes on cash and cash equivalents	(2,699)	8,940
Cash and cash equivalents:
— decrease	(138,959)	(246,866)
— at beginning of period	621,125	836,384
— at end of period	$482,166	$589,518

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted other income (expense), (iii) adjusted income tax expense, (iv) adjusted income from continuing operations, (v) adjusted diluted earnings per share, and (vi) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income adjusted for restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income without the impact of these items as well as other income (expense) excluding certain amounts as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes. Management measures operating income for our reportable segments excluding restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense, income from continuing operations and diluted earnings per share from continuing operations adjusted for the impact of the items described above and certain items impacting other expense and income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense and the effective income tax rate include the effect of changes in tax laws including recent tax law changes in the U.S., changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate.  Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.  All amounts below relate to Avnet’s continuing operations.

	Fiscal Year to Date	Quarters Ended
	2019*	December 29, 2018*	September 29, 2018
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$946,868	$471,723	$475,146
Amortization of intangible assets and other - continuing operations	(41,440)	(20,513)	(20,927)
Adjusted operating expenses - continuing operations	905,429	451,210	454,219

GAAP operating income - continuing operations	$242,866	$96,050	$146,816
Restructuring, integration and other expenses - continuing operations	77,048	62,260	14,788
Amortization of intangible assets and other - continuing operations	41,440	20,513	20,927
Adjusted operating income - continuing operations	361,354	178,823	182,531

GAAP income before income taxes- continuing operations	$179,747	$64,916	$114,831
Restructuring, integration and other expenses - continuing operations	77,048	62,260	14,788
Amortization of intangible assets and other - continuing operations	41,440	20,513	20,927
Adjusted income before income taxes - continuing operations	298,235	147,689	150,546

GAAP income tax expense - continuing operations	$59,443	$28,141	$31,302
Restructuring, integration and other expenses - continuing operations	18,985	15,665	3,320
Amortization of intangible assets and other - continuing operations	8,857	4,379	4,478
Income tax expense items, net - continuing operations	(24,980)	(16,742)	(8,238)
Adjusted income tax expense - continuing operations	62,305	31,443	30,862

GAAP income - continuing operations	$120,304	$36,775	$83,529
Restructuring, integration and other expenses (net of tax) - continuing operations	58,063	46,595	11,468
Amortization of intangible assets and other (net of tax) - continuing operations	32,583	16,134	16,449
Income tax expense items, net - continuing operations	24,980	16,742	8,238
Adjusted income - continuing operations	235,930	116,246	119,684

GAAP diluted earnings per share - continuing operations	$1.06	$0.33	$0.72
Restructuring, integration and other expenses (net of tax) - continuing operations	0.51	0.42	0.10
Amortization of intangible assets and other (net of tax) - continuing operations	0.29	0.14	0.14
Income tax expense items, net - continuing operations	0.21	0.15	0.07
Adjusted diluted EPS - continuing operations	2.07	1.04	1.03

* May not foot/crossfoot due to rounding

	Fiscal	Quarters Ended
	Year to Date	June 30,	March 31,	December 30,	September 30,
	2018*	2018*	2018*	2017*	2017*
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations(1)	$1,991,401	$500,257	$505,471	$484,082	$501,593
Amortization of intangible assets and other - continuing operations	(91,923)	(21,736)	(22,725)	(21,877)	(25,585)
Adjusted operating expenses - continuing operations(1)	1,899,478	478,521	482,746	462,204	476,007

GAAP operating income (loss) - continuing operations(1)	$209,218	$121,527	$(58,494)	$81,617	$64,568
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Adjusted operating income - continuing operations(1)	627,706	180,111	170,791	140,256	136,547

GAAP other income (expense), net - continuing operations(1)	$28,606	$(3,526)	$9,862	$3,349	$18,921
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted other income (expense), net - continuing operations(1)	18,844	(4,085)	9,999	3,895	9,035

GAAP income (loss) before income taxes- continuing operations	$145,077	$93,526	$(72,063)	$62,140	$61,474
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted income before income taxes - continuing operations	553,803	151,551	157,359	121,325	123,567

GAAP income tax expense - continuing operations	$287,966	$35,787	$243,541	$5,346	$3,292
Restructuring, integration and other expenses - continuing operations	41,460	9,921	5,757	9,004	16,778
Amortization of intangible assets and other - continuing operations	18,556	4,376	4,575	4,405	5,200
Foreign currency (gain) loss and other expenses- continuing operations	(3,494)	(180)	33	84	(3,431)
Income tax (expense) benefit items, net - continuing operations	(218,444)	(14,549)	(218,810)	8,017	6,898
Adjusted income tax expense - continuing operations	126,044	35,355	35,096	26,856	28,737

GAAP income (loss) - continuing operations	$(142,889)	$57,739	$(315,604)	$56,794	$58,182
Restructuring, integration and other expenses (net of tax) - continuing operations	103,665	26,927	19,363	27,758	29,616
Goodwill impairment expense (net of tax) - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	73,367	17,360	18,150	17,472	20,385
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(6,268)	(379)	104	462	(6,455)
Income tax expense (benefit) items, net - continuing operations	218,444	14,549	218,810	(8,017)	(6,898)
Adjusted income - continuing operations	427,759	116,196	122,263	94,469	94,829

GAAP diluted earnings (loss) per share - continuing operations	$(1.19)	$0.49	$(2.64)	$0.47	$0.47
Restructuring, integration and other expenses (net of tax) - continuing operations	0.86	0.23	0.16	0.23	0.24
Goodwill impairment expense (net of tax) - continuing operations	1.52	-	1.52	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	0.61	0.15	0.15	0.14	0.16
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(0.05)	-	-	-	(0.05)
Income tax expense (benefit) items, net - continuing operations	1.82	0.12	1.83	(0.07)	(0.06)
Adjusted diluted EPS - continuing operations	3.57	0.99	1.02	0.78	0.76

(1) Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during fiscal 2019.

* May not foot/crossfoot due to rounding

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales is measured on a sales from continuing operations basis. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following table presents reported and organic sales growth rates for the second quarter of fiscal 2019 compared to the second quarter of fiscal 2018.

	Second Quarters Ended
	Sales	Sales		Organic
	as Reported	as Reported		Year-Year %
	and Organic (1)	and Organic (1)	Organic	Change in
	Fiscal	Fiscal	Year-Year	Constant
	2019	2018	% Change	Currency
	(Dollars in millions)
Avnet	$5,049.0	$4,521.6	11.7%	13.1%
Avnet by region
Americas	$1,300.4	$1,210.2	7.5%	7.5%
EMEA	1,668.6	1,506.0	10.8	14.5
Asia	2,080.0	1,805.4	15.2	15.6
Avnet by segment
EC	$4,680.7	$4,163.5	12.4%	13.8%
PF	368.3	358.1	2.8	5.2

(1) The acquisition of Softweb at the end of December 2018 did not have an impact on sales reported for the second quarter of fiscal 2019.

Sales from suppliers lost as a result of supplier channel changes were $4.0 million, $1.0 million and $2.6 million in the second quarter of fiscal 2018 for the Americas, EMEA and Asia regions, respectively.

Historical Segment Financial Information

		Fiscal Year 2019
		Quarters Ended
		Second Quarter	First Quarter
	Fiscal Year	December 29,	September 29,
	2019*	2018	2018
	(in millions)
Sales:
Electronic Components	$9,391.5	$4,680.7	$4,710.8
Premier Farnell	747.4	368.3	379.1
Avnet sales	$10,138.9	$5,049.0	$5,089.9

Operating income:
Electronic Components	$320.5	$158.6	$161.9
Premier Farnell	80.4	39.6	40.8
	400.9	198.2	202.7
Corporate expenses	(39.6)	(19.4)	(20.2)
Restructuring, integration and other expenses	(77.0)	(62.3)	(14.8)
Amortization of acquired intangible assets and other	(41.4)	(20.5)	(20.9)
Avnet operating income	$242.9	$96.0	$146.8

Sales by geographic area:
Americas	$2,572.2	$1,300.4	$1,271.8
EMEA	3,383.5	1,668.6	1,714.9
Asia	4,183.2	2,080.0	2,103.2
Avnet sales	$10,138.9	$5,049.0	$5,089.9

		Fiscal Year 2018
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 30,	March 31,	December 30,	September 30,
	2018*	2018	2018*	2017	2017
	(in millions)
Sales:
Electronic Components	$17,543.6	$4,668.7	$4,404.1	$4,163.5	$4,307.2
Premier Farnell	1,493.3	390.5	391.0	358.1	353.7
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,660.9

Operating income:(1)
Electronic Components	$587.3	$160.1	$157.7	$129.9	$139.6
Premier Farnell(1)	152.0	43.7	42.2	33.5	32.6
	739.3	203.8	199.9	163.4	172.2
Corporate expenses(1)	(111.7)	(23.8)	(29.2)	(23.1)	(35.6)
Restructuring, integration and other expenses	(145.1)	(36.8)	(25.1)	(36.8)	(46.4)
Goodwill impairment expense	(181.4)	-	(181.4)	-	-
Amortization of acquired intangible assets and other	(91.9)	(21.7)	(22.7)	(21.9)	(25.6)
Avnet operating income (loss)(1)	$209.2	$121.5	$(58.5)	$81.6	$64.6

Sales by geographic area:
Americas	$5,011.4	$1,339.2	$1,276.4	$1,210.2	$1,185.5
EMEA	6,790.9	1,779.6	1,812.3	1,506.0	1,693.0
Asia	7,234.6	1,940.4	1,706.3	1,805.4	1,782.4
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,660.9

(1) Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during fiscal 2019.

* May not foot/crossfoot due to rounding

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the third quarter of fiscal 2019.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.03	$1.13
Restructuring, integration and other expense (net of tax)	(0.06)	-
Amortization of intangibles and other (net of tax)	(0.16)	(0.14)
Income tax expense adjustments	(0.05)	0.09
GAAP diluted earnings per share guidance	$0.76	$1.08